Exhibit 13.1

Certification by Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Galaxy Payroll Group Limited (the “Company”) on Form 20-F for the year ended June 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wai Hong Lao, Executive Director, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2024

By:	/s/ Wai Hong Lao
Name:	Wai Hong Lao
Title:	Executive Director, Chairman and Chief Executive Officer